Item 77Q (1) - Copies of any new or amended investment advisory contracts

The Form of Amended Advisory Agreement between GuideStone
Funds (the "Trust") and GuideStone Capital Management is herein incorporated by reference to Post Effective
Amendment No. 24 to the Registration Statement on Form N-1A
(No. 333-53432) ("PEA 24") as filed with the U.S.
Securities and Exchange Commission (the "SEC") on May 29,
2009.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and BlackRock Financial
Management, Inc. is herein incorporated by reference to Post Effective Amendment No. 24 to the Registration
Statement on Form N-1A (No. 333-53432) ("PEA 24") as filed with the SEC on May 29, 2009.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and Northern Trust
Investments, N.A. is herein incorporated by reference to Post Effective Amendment No. 24 to the Registration
Statement on Form N-1A (No. 333-53432) ("PEA 24") as filed with the SEC on May 29, 2009.

The Form of Amended Sub-Advisory Agreement between
GuideStone Capital Management and Columbus Circle Investors is incorporated herein by reference to Post-Effective
Amendment No. 21 to the Registration Statement on Form N-1A
(No. 333-53432) ("PEA 21") as filed with the SEC on February 27, 2009.